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                                                                EXHIBIT 12.1

      PRO FORMA COMPUTATION OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS COVERAGE DEFICIENCY FOR SF HOLDINGS, INC.

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

                                                                       Nine months        Twelve months

                                                 Year ended              ended                ended
                                                July 27, 1997        April 26, 1998       April 26, 1998

                                             ----------------      ------------------   -----------------
                                                           (dollars in thousands)


Loss before taxes and minority interest           $(66,790)           $(66,784)           $(58,533)
Combined Fixed charges and Preferred

 dividends from below                               76,853              59,703              79,025
  Less: Interest capitalized                          (748)               (297)               (702)
  Less: Preferred dividends                         (7,274)             (5,457)             (7,274)
                                                  --------            --------            --------
     Total earnings (numerator)                   $  2,041            $(12,835)           $ 12,516

Fixed charges and preferred stock dividends:

  Rent expense                                    $ 13,069            $ 11,555            $ 14,834
                                                  --------            --------            --------
    Portion of rent considered interest           $  4,356            $  3,852            $  4,944

  Interest expense                                  64,475              50,097              66,105
  Interest capitalized                                 748                 297                 702
                                                  --------            --------            --------
     Total fixed charges                            69,579              54,246              71,751

Preferred Stock dividends-                           4,219               3,165               4,219
                                                  --------            --------            --------
  Adjusted to pre-tax amount                         7,274               5,457               7,274
                                                  --------            --------            --------
Combined fixed charges and

  preferred stock dividends                       $ 76,853            $ 59,703            $ 79,025
                                                  ========            ========            ========
Coverage deficiency                               $ 74,812            $ 72,538            $ 66,509
                                                  ========            ========            ========
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